Exhibit 99.1

Harte Hanks Reports First Quarter 2021 Financial Results

Company posts increase in revenues and expects to be operating free cash flow positive for 2021.

AUSTIN, Texas, May 13, 2021 /PR NEWSWIRE/ -- Harte Hanks, Inc. (OTCQX: HRTH), an industry leader in data-driven, omnichannel marketing, today announced financial results for the first quarter ended March 31, 2021.

First Quarter Operational and Financial Highlights

●	Revenues improved by 8% to $43.8 million, compared to $40.5 million in the same period last year.
●	Operating loss improved to a loss of ($884,000), compared to operating loss of ($5.1) million in the same period last year.
●	EBITDA improved to ($186,000) compared to ($4.0) million in the same period last year.
●	Adjusted EBITDA improved to $2.2 million compared to ($2.4) million in the same period last year.

The first quarter results by operating segment were as follows:

1)

Customer Care, $16.5 million in revenue, 38% of total - Revenue increased by $8.1 million from the previous year and year-over-year EBITDA improved to $2.6 million from ($795,000). Customer Care continued to experience strong revenue tailwinds from COVID related project work, which we expect to temper. New business wins for the quarter include providing COVID-vaccine customer care for a State government and delivering digital customer support technology for a major sports streaming network.

2)

Fulfillment & Logistics, $14.3 million in revenue, 33% of total - Revenue declined approximately $4 million compared to the previous year, primarily due to the closure of the direct mail facility during 2020. EBITDA improved to $1.2 million from ($678,000) in the prior year. With the consolidation of our Fulfillment operations into the Kansas City facility complete, we anticipate continued margin improvement in 2021. New business wins for the quarter include a large sampling program for a multibillion-dollar CPG company, and literature fulfillment for a large courier company.

3)

Marketing Services, $12.9 million revenue, 29% of total - Revenue and EBITDA declined by $622,000 and $479,000, respectively, from the prior year due to continued softness in client marketing spend related to the pandemic. New business wins for the quarter include projects from two well-respected CPG brands to provide CRM services, including customer analytics, strategic planning, creative execution, and data management, and a B2B CRM engagement with one of the world’s largest electronic component distributors.

1 EBITDA is the Company’s measure of segment profitability.  For additional information please see the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021.

Harte Hanks CEO, Andrew Benett, commented: “We have continued to drive productivity increases in our workforce and reduced our real estate footprint. Further, in Q1 we began implementing a new Enterprise Resource Planning system. We anticipate the ERP project to extend into 2022 and expect to realize cost savings along the way.” Mr. Benett continued: “We have built a seasoned team to lead our businesses and expect to be operating free cash flow positive for the year.”

First Quarter 2021 Results

First quarter revenues were $43.8 million, up from $40.5 million a year ago and down sequentially from $47.1 million in the fourth quarter of 2020. Continued growth in our Customer Care segment led our first quarter performance.

First quarter operating loss was ($884,000), compared to an operating loss of ($5.1) million in the same quarter last year. The improvement resulted from the Company’s cost reduction efforts, including a 15% reduction in production and distribution expense.

First quarter Adjusted Operating Income was $1.5 million, compared to a loss of ($3.5) million in the first quarter of 2020. The improvement in Adjusted Operating Income reflects continued cost-cutting actions taken by management. Loss attributable to common stockholders for the first quarter was ($1.9) million, or ($0.28) per basic and diluted share.

Customer Care: Revenue grew across our Customer Care segment in the quarter. Our Customer Care segment was up $8.1 million year-over-year, as a result of several large projects that we expect to wind down over the course of the year. Operating income was $2.3 million, which was an increase of $3.3 million compared to an operating loss of ($1.0) million in the same quarter last year.

Fulfillment & Logistics: Operating income for our Fulfillment & Logistics Services segment increased $2.3M on a revenue decrease of $4.2M in the same quarter last year. Operating income in the quarter includes a $750,000 favorable litigation settlement. As we have eliminated the underperforming direct mail locations and consolidated Fulfillment facilities, we expect to see continued improvement in operating income as we complete our facility consolidation in Q2 of this year.

Marketing Services: Revenue and operating income for our Marketing Services segment had slight declines of $622,000 and $448,000 respectively compared to the same quarter last year. Although we experienced a decline in Q1, we are encouraged by new wins and increases in client spend we saw in March and moving into Q2.

Conference Call Information

The Company will host a conference call and live webcast to discuss these results today at 4:30 p.m. EST. To access the live call, please dial (866) 548-4713 (toll free) or (323) 794-2093 and reference conference ID 6013966. The conference call will also be webcast live in the Investors Events section of the Harte Hanks website and can be accessed from the link here.

Following the conclusion of the live call, a telephonic replay will be available for 48 hours by dialing (844) 512-2921 or (412) 317-6671 and using the pin number 6013966. The replay will also be available for at least 90 days in the Investors Events section of the Harte Hanks website.

Cautionary Note Regarding Forward-Looking Statements:

Our press release and related earnings conference call contain “forward-looking statements” within the meaning of U.S. federal securities laws. All such statements are qualified by this cautionary note, provided pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Statements other than historical facts are forward-looking and may be identified by words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “seeks,” “could,” “intends,” or words of similar meaning.  These forward-looking statements are based on current information, expectations and estimates and involve risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from what is expressed in or indicated by the forward-looking statements.  In that event, our business, financial condition, results of operations or liquidity could be materially adversely affected and investors in our securities could lose part or all of their investments.  These risks, uncertainties, assumptions and other factors include: (a) local, national and international economic and business conditions, including (i) the outbreak of diseases, such as the COVID-19 coronavirus, which has curtailed travel to and from certain countries and geographic regions, disrupted business operations resulting from travel restrictions and reduced consumer spending, and uncertainty regarding the duration of the virus’ impact, (ii) market conditions that may adversely impact marketing expenditures and (iii) the impact of economic environments and competitive pressures on the financial condition, marketing expenditures and activities of our clients and prospects; (b) the demand for our products and services by clients and prospective clients, including (i) the willingness of existing clients to maintain or increase their spending on products and services that are or remain profitable for us, and (ii) our ability to predict changes in client needs and preferences; (c) economic and other business factors that impact the industry verticals we serve, including competition and consolidation of current and prospective clients, vendors and partners in these verticals; (d) our ability to manage and timely adjust our facilities, capacity, workforce and cost structure to effectively serve our clients; (e) our ability to improve our processes and to provide new products and services in a timely and cost-effective manner though development, license, partnership or acquisition; (f) our ability to protect our facilities against security breaches and other interruptions and to protect sensitive personal information of our clients and their customers; (g) our ability to respond to increasing concern, regulation and legal action over consumer privacy issues, including changing requirements for collection, processing and use of information; (h) the impact of privacy and other regulations, including restrictions on unsolicited marketing communications and other consumer protection laws; (i) fluctuations in fuel prices, paper prices, postal rates and postal delivery schedules; (j) the number of shares, if any, that we may repurchase in connection with our repurchase program; (k) unanticipated developments regarding litigation or other contingent liabilities; (l) our ability to complete anticipated divestitures and reorganizations, including cost-saving initiatives; (m) our ability to realize the expected tax refunds; and (n) other factors discussed from time to time in our filings with the Securities and Exchange Commission, including under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020 which was filed on March 24, 2021. The forward-looking statements in this press release and our related earnings conference call are made only as of the date hereof, and we undertake no obligation to update publicly any forward-looking statement, even if new information becomes available or other events occur in the future.

Supplemental Non-GAAP Financial Measures:

The Company reports its financial results in accordance with generally accepted accounting principles (“GAAP”). In this press release and our related earnings conference call, however, the Company may use certain non-GAAP measures of financial performance in order to provide investors with a better understanding of operating results and underlying trends to assess the Company’s performance and liquidity. We have presented herein a reconciliation of these measures to the most directly comparable GAAP financial measure.

The Company presents the non-GAAP financial measure “Adjusted Operating Loss” as a measure useful to both management and investors in their analysis of the Company’s Condensed Consolidated Statements of Operations (Unaudited) because it facilitates a period-to-period comparison of Operating Revenue and Operating Loss by excluding restructuring expense, impairment expense and stock-based compensation in 2021 and 2020. The most directly comparable measure for this non-GAAP financial measure is Operating Loss.

The Company also presents the non-GAAP financial measure “Adjusted EBITDA” as a supplemental measure of operating performance in order to provide an improved understanding of underlying performance trends. The Company defines “Adjusted EBITDA” as earnings before interest expense net , income tax expense (benefit), depreciation expense, restructuring expense, impairment expense, stock-based compensation expense, and other non-cash expenses. The most directly comparable measure for Adjusted EBITDA is Net Income (Loss). We believe Adjusted EBITDA is an important performance metric because it facilitates the analysis of our results, exclusive of certain non-cash items, including items which do not directly correlate to our business operations; however, we urge investors to review the reconciliation of non-GAAP Adjusted EBITDA to the comparable GAAP Net Income (Loss), which is included in this press release, and not to rely on any single financial measure to evaluate the Company’s financial performance.

The foregoing measures do not serve as a substitute and should not be construed as a substitute for GAAP performance, but provide supplemental information concerning our performance that our investors and we find useful. The Company evaluates its operating performance based on several measures, including these non-GAAP financial measures. The Company believes that the presentation of these non-GAAP financial measures in this press release and earnings conference call presentations are useful supplemental financial measures of operating performance for investors because they facilitate investors’ ability to evaluate the operational strength of the Company’s business. However, there are limitations to the use of these non-GAAP measures, including that they may not be calculated the same by other companies in our industry limiting their use as a tool to compare results. Any supplemental non-GAAP financial measures referred to herein are not calculated in accordance with GAAP and they should not be considered in isolation or as substitutes for the most comparable GAAP financial measures.

As used herein, “Harte Hanks” or “the Company” refers to Harte Hanks, Inc. and/or its applicable operating subsidiaries, as the context may require. Harte Hanks’ logo and name are trademarks of Harte Hanks.

EBITDA is the Company’s measure of segment profitability. For additional information please see the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021.

About Harte Hanks:

Harte Hanks is a global marketing services firm specializing in multi-channel marketing solutions that connect our clients with their customers in powerful ways. Experts in defining, executing and optimizing the customer journey, Harte Hanks offers end-to-end marketing services including consulting, strategic assessment, data, analytics, digital, social, mobile, print, direct mail and contact center. From visionary thinking to tactical execution, Harte Hanks delivers smarter customer interactions for some of the ’world’s leading brands. Harte Hanks has approximately 2,500 employees located in North America, Asia-Pacific and Europe. For more information, visit Harte Hanks at www.hartehanks.com, call 800-456-9748, or email us at pr@hartehanks.com.

Investor Relations Contact:
Sheila Ennis
Abernathy MacGregor
415-745-3294
sbe@abmac.com

Source: Harte Hanks, Inc.

Harte Hanks, Inc.
Consolidated Statements of Operations (Unaudited)
	Three Months Ended March 31,
In thousands, except per share data	2021	2020
Revenue	$43,754	$40,522
Operating expenses
Labor	26,352	23,948
Production and distribution	11,269	13,246
Advertising, selling, general and administrative	4,121	5,948
Restructuring expense	2,198	1,366
Depreciation Expense	698	1,121
Total operating expenses	44,638	45,629
Operating loss	(884)	(5,107)
Other expenses
Interest expense, net	268	312
Other, net	15	757
Total other expenses	283	1,069
Loss before income taxes	(1,167)	(6,176)
Income tax expense (benefit)	591	(11,294)
Net (loss) income	(1,758)	5,118
Less: Preferred Stock dividends	122	123
Less: Earnings attributable to participating securities	-	683
(Loss) income attributable to common stockholders	$(1,880)	$4,312

(Loss) earnings per common share
Basic	$(0.28)	$0.68
Diluted	$(0.28)	$0.67

Weighted-average common shares outstanding
Basic	6,651	6,320
Diluted	6,651	6,481

Harte Hanks, Inc.
Reconciliations of Non-GAAP Financial Measures (Unaudited)
	Three Months Ended March 31,
In thousands, except per share data	2021	2020
Net income (loss) income	$(1,758)	$5,118
Income tax expense (benefit)	591	(11,294)
Interest expense, net	268	312
Other, net	15	757
Depreciation expense	698	1,121
EBITDA	$(186)	$(3,986)

Restructuring expense	$2,198	$1,366
Stock-based compensation	222	216
Adjusted EBITDA	$2,234	$(2,404)

Operating loss	$(884)	$(5,107)
Restructuring expense	2,198	1,366
Stock-based compensation	222	216
Adjusted operating income (loss)	$1,536	$(3,525)
Adjusted operating margin (a)	3.5%	-8.7%

(a) Adjusted Operating Margin equals Adjusted Operating Income (loss) divided by Revenues.

Harte Hanks, Inc.
Condensed Consolidated Balance Sheets (Unaudited)

	March 31,	December 31,
In thousands, except per share data	2021	2020
ASSETS
Current Assets
Cash and cash equivalents	$24,913	$29,408
Restricted cash	1,582	4,154
Accounts receivable (less allowance for doubtful accounts of $349 at March 31, 2021 and $241 at December 31, 2020)	45,405	41,533
Contract assets	326	613
Inventory	42	46
Prepaid expenses	3,986	2,256
Prepaid income tax and income tax receivable	6,822	7,388
Other current assets	814	840
Total current assets	83,890	86,238

Net property, plant and equipment	5,951	5,878
Right-of-use assets	24,190	24,750
Other assets	2,831	2,632
Total assets	$116,862	$119,498

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable and accrued expenses	$16,136	$16,294
Accrued payroll and related expenses	6,811	5,248
Short-term debt	8,730	4,926
Deferred revenue and customer advances	5,203	4,661
Customer postage and program deposits	6,105	6,497
Other current liabilities	2,947	2,903
Short-term lease liabilities	7,130	6,663
Total current liabilities	53,062	47,192

Long-term debt, net of current portion	18,370	22,174
Pensions	66,544	67,490
Long-term lease liabilities, net of current portion	20,582	21,295
Other long-term liabilities	3,004	4,747
Total liabilities	161,562	162,898

Preferred stock	9,723	9,723

Stockholders’ deficit
Common stock	12,121	12,121
Additional paid-in capital	367,243	383,043
Retained earnings	794,365	796,123
Less treasury stock	(1,162,819)	(1,178,799)
Accumulated other comprehensive loss	(65,333)	(65,611)
Total stockholders’ deficit	$(54,423)	$(53,123)

Total liabilities, preferred stock and stockholders’ deficit	$116,862	$119,498

Harte Hanks, Inc.
Statement of Operations by Segments (Unaudited)

Quarter ended March 31,	Marketing Services	Customer Care	Fulfillment & Logistics Services (1)	Restructuring	Unallocated Corporate	Total
			(In thousands)
2021
Revenues	$12,878	$16,544	$14,332	$—	$—	$43,754
Segment Operating Expense	$11,041	$13,074	$12,174	$—	$5,453	$41,742
Restructuring	$—	$—	$—	$2,198	$—	$2,198
Contribution margin	$1,837	$3,470	$2,158	$(2,198)	$(5,453)	$(186)
Overhead Allocation	$1,255	$870	$941	$—	$(3,066)	$—
EBITDA	$582	$2,600	$1,217	$(2,198)	$(2,387)	$(186)
Depreciation	$151	$254	$167	$—	$126	$698
Operating income (loss)	$431	$2,346	$1,050	$(2,198)	$(2,513)	$(884)

(1) Operating expense in this segment includes $750 thousand favorable litigation settlement as well as the related legal expenses.

2020
Revenues	$13,500	$8,480	$18,542	$—	$—	$40,522
Segment Operating Expense	$11,092	$8,346	$18,142	$—	$5,562	$43,142
Restructuring	$—	$—	$—	$1,366	$—	$1,366
Contribution margin	$2,408	$134	$400	$(1,366)	$(5,562)	$(3,986)
Overhead Allocation	$1,347	$929	$1,078	$—	$(3,354)	$—
EBITDA	$1,061	$(795)	$(678)	$(1,366)	$(2,208)	$(3,986)
Depreciation	$182	$217	$552	$—	$170	$1,121
Operating income (loss)	$879	$(1,012)	$(1,230)	$(1,366)	$(2,378)	$(5,107)